Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated April 29, 2003, except for the 1st paragraph of Note 10 and the 3rd paragraph of Note 15, as to which the date is May 12, 2003, with respect to the financial statements of dELiA*s Corp. included in its filing on Form 10-K for the year ended February 1, 2003 incorporated by reference in the Current Report on Form 8-K/A of Alloy Inc., dated November 18, 2003.


                                             /s/ Ernst and Young LLP


New York, New York
November 17, 2003